Filed Pursuant to Rule 433

Registration No. 333-147317

Questar Gas Company
Final Term Sheet
March 24, 2008

Issuer:

Questar Gas Company

Aggregate Principal Amount Offered:

$50,000,000

Coupon:

6.300%

Maturity:

April 1, 2018

Yield to Maturity:

6.308%

Spread to Benchmark Treasury:

+ 275 basis points

Benchmark Treasury:

3.500% due Feb 15, 2018

Benchmark Treasury Price and Yield:

99-16+ and 3.558%

Interest Payment Dates:

April 1 and October 1, commencing October 1, 2008

Redemption Provision:

Make Whole Call UST + 45 basis points

Price to Public:

99.940%

Settlement Date:

March 27, 2008

Book-runners:

Barclays Capital Inc. and J.P. Morgan Securities Inc.

Co-managers:

Lazard Capital Markets LLC, Greenwich Capital Markets, Inc., Wachovia Capital Markets, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Barclays Capital Inc. or J.P. Morgan Securities Inc. can arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-227-2275 ext. 2663 or calling J.P. Morgan Securities Inc. collect at 1-212-834-4533.

Questar Gas Company
Final Term Sheet
March 24, 2008

Issuer:

Questar Gas Company

Aggregate Principal Amount Offered:

$100,000,000

Coupon:

7.200%

Maturity:

April 1, 2038

Yield to Maturity:

7.205%

Spread to Benchmark Treasury:

+ 285 basis points

Benchmark Treasury:

5.000% due May 15, 2037

Benchmark Treasury Price and Yield:

110-18+ and 4.355%

Interest Payment Dates:

April 1 and October 1, commencing October 1, 2008

Redemption Provision:

Make Whole Call UST + 45 basis points

Price to Public:

99.937%

Settlement Date:

March 27, 2008

Book-runners:

Barclays Capital Inc. and J.P. Morgan Securities Inc.

Co-managers:

Lazard Capital Markets LLC, Greenwich Capital Markets, Inc., Wachovia Capital Markets, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Barclays Capital Inc. or J.P. Morgan Securities Inc. can arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-227-2275 ext. 2663 or calling J.P. Morgan Securities Inc. collect at 1-212-834-4533.

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